UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Oracle Way, Austin, Texas 78741

(Address of principal executive offices) (Zip Code)

(737) 867-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 22, 2025, Oracle Corporation (“Oracle”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing certain management and Board of Directors (“Board”) changes, including the promotions of Clayton Magouyrk and Michael Sicilia to the roles of Chief Executive Officer of Oracle and members of the Board and of Douglas Kehring to the role of Executive Vice President, Principal Financial Officer of Oracle, in each case effective as of September 22, 2025 (the “Effective Date”). The Original Form 8-K is being amended to disclose certain compensation determinations for Messrs. Magouyrk, Sicilia and Kehring made following the Effective Date.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2025, the Compensation Committee of the Board (the “Compensation Committee”) approved the following salary and bonus changes: (i) effective as of the Effective Date, an increase in annual base salary to $950,000 for each of Messrs. Magouyrk, Sicilia and Kehring; (ii) for each of Mr. Magouyrk and Mr. Sicilia, an annual target cash bonus opportunity under the Oracle Executive Bonus Plan of $5,000,000 for the fiscal year ending May 31, 2026 (“FY26”); and (iii) for Mr. Kehring, an annual target cash bonus opportunity of $950,000 under Oracle’s discretionary corporate bonus plan for FY26. Mr. Kehring is eligible to receive an ordinary course equity-based compensation award during FY26 under Oracle’s Amended and Restated 2020 Equity Incentive Plan, as determined by the Compensation Committee in its discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: October 6, 2025	By:	/s/ Stuart Levey
Name: Stuart Levey
Title: Executive Vice President, Chief Legal Officer